UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2016, the Board of Directors of The J. M. Smucker Company (the “Company”) approved and adopted amendments (the “Amendments”) to the Company’s Amended Regulations (the “Regulations”). The Amendments (i) eliminate references to Rule 14a-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) fix the number of Directors of the Company at 13 until the next annual meeting of shareholders and thereafter fix such number of Directors at 12, and (iii) eliminate all remaining provisions relating to the classification of the Board of Directors. The Amendments became effective on April 22, 2016.

Elimination of References to Rule 14a-11

The Amendments delete Article I, Section 7(e) of the Regulations in its entirety and amend Article I, Section 7(k) to remove all references to Rule 14a-11 of the Exchange Act, which was vacated by the U.S. Court of Appeals for the D.C. Circuit.

Fixing the Number of Directors

The Amendments also amend Article II, Section 1 of the Regulations to fix the number of Directors of the Company at 13 until the annual meeting of shareholders taking place on August 17, 2016 and thereafter fix such number of Directors at 12.

Elimination of Board Classification Provisions

The Amendments further amend Article II, Section 1 of the Regulations to eliminate all remaining board classification provisions. Pursuant to the terms of such provisions, the classification of the Board of Directors terminates at the 2016 annual meeting of shareholders, and all members of the Board of Directors will be elected at each annual meeting of shareholders thereafter.

The foregoing is a summary of the Amendments and is qualified in its entirety by reference to the full text of the Regulations. A copy of the Regulations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended Regulations of The J. M. Smucker Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Vice President, General Counsel and Corporate Secretary

Date: April 22, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended Regulations of The J. M. Smucker Company